UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2006

HORIZON HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13626

Delaware	75-2293354
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2941 S. LAKE VISTA DRIVE
LEWISVILLE, TEXAS 75067
(Address of principal executive offices, including zip code)

(972) 420-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company announced on August 9, 2006, that a wholly-owned subsidiary had entered into a long-term lease agreement with St. David's Healthcare Partnership, LP, LLP, for the lease of St. David's Pavilion. The Company will operate the facility as a 48 bed free-standing psychiatric hospital subject to receipt of required governmental approvals.

The lease has an initial term of 15 years and can be extended upon the mutual agreement of landlord and tenant Total minimum lease payments approximate $13.9 million and are payable over the term of the lease. Horizon Health Corporation is a guarantor of the lease. The lease term will commence upon completion of renovations to the facility and upon receipt of all government approvals and licenses required to operate the premises as a free-standing psychiatric hospital.

A copy of the lease agreement and the press release issued by the Company are attached as exhibits to this report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description of Exhibit

Exhibit 10.1 Lease Agreement dated as of August 9, 2006, between Horizon Mental Health Management, Inc. as Tenant and St. David's Healthcare Partnership LP, LLP as Landlord.

Exhibit 99.1        Press Release dated August 9, 2006

The schedules and exhibits to the agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to the agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: August 15, 2006	By:	/s/ John E. Pitts
John E. Pitts
Executive Vice President, Finance and CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 9, 2006